UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): April 2, 2015

Virtus Oil & Gas Corp.

(Exact Name of Registrant as Specified in its Charter)

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Nevada	000-54526	46-0524121
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 San Jacinto Street, Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 806-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

TJBB Amendment; Extension of Deadline; Drilling Contract

On April 2, 2015, Virtus Oil & Gas Corp., a Nevada corporation (the “Company”), entered into the First Amendment to Letter Agreement (the “TJBB Amendment”) with Tom Johnson and Bill Berryman (collectively, “TJBB”), which amends the letter agreement dated May 6, 2014, previously entered into by the Company and TJBB (the “TJBB Agreement”). Pursuant to the TJBB Agreement, the Company agreed to purchase an 87.5% working interest in oil and gas leases covering approximately 18,690.50 acres in Iron County, Utah. A copy of the TJBB Agreement was attached as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2014, which is incorporated herein by reference.

Pursuant to the TJBB Agreement, the Company anticipated that it would drill a 12,000-foot test well in the Jurassic-Navajo, Permian-Kaibab formation on the leases no later than June 2015. The TJBB Amendment modifies the TJBB Agreement by postponing the deadline to drill the 12,000-foot test well to March 1, 2016, and replacing the commitment with an initial test well contemplated under Section 1.2 that will be to a depth of 7,000-foot, or a depth sufficient to test the Jurassic-Navajo formation. This is agreed to be completed on or before July 30, 2015. If the Company fails to complete the initial test well by July 30, then it will forfeit its interests in the leases. The TJBB Amendment also provides that the Company will carry TJBB for a 12.5% working interest through the drilling and completion of the initial test well.

In anticipation of the change in the drilling obligations under the TBJJ Agreement, the Company has engaged in drilling agreement with Energy Drilling, LLC (“Energy Drilling”) to drill a 7,000-foot vertical well on the Company’s oil and gas leases in Iron County, Utah. The Company will pay Energy Drilling a mobilization fee of $110,000, plus a mobilization rate of $11,900 per day, plus the actual cost of all required equipment, labor, services and permits to drill the well. Energy Drilling will begin drilling the well as soon as reasonably practicable after receiving the appropriate permits. The contract also provides for the Company to pay Energy Drilling a demobilization fee of $110,000 and a demobilization rate of $11,900 per day.

In consideration of entering into the TJBB Amendment, the Company issued an aggregate 50,000 restricted shares of its common stock, $0.001 par value per share, to TJBB in a private transaction that was exempt from applicable registration requirements. Except for the amendments described above, the TJBB Agreement will remain unchanged and in full force and effect.

A copy of the TJBB Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Drilling Bid Proposal and Daywork Drilling Contract dated as of March 1, 2015 by and between Virtus Oil & Gas Corp. and Energy Drilling, LLC
10.2	First Amendment to Letter Agreement dated as of March 31, 2015 by and among Virtus Oil & Gas Corp., Tom Johnson and Bill Berryman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS OIL & GAS CORP.

Date: April 9th, 2015	By:	/s/ Rupert Ireland
Rupert Ireland, President